Exhibit 10.17

                             Asset Sale Agreement

                                    between

                        Comdisco Australia Pty Limited

                               (ACN 002 997 453)

                                      and

                             Comdisco New Zealand

                                  (AK/484103)

                                      and

                               Nadlo Pty Limited

                               (ACN 100 125 871)

                                 Codis Limited

                                 (AK/1202358)

                                      and

                              Rellim Pty Limited

                               (ACN 100 125 933)





                               Baker & Mc.Kenzie
                                  Solicitors

Level 26, AMP Centre                             Level 39, Rialto
50 Bridge Street                                 525 Collins Street
SYDNEY  NSW  2000                                MELBOURNE  VIC  3000
Tel:  (02) 9225-0200                             Tel:  (03) 9617-4200
Fax:  (02) 9225-1595                             Fax:  (03) 9614-2103



                                   Contents


Clause
number       Heading                                                     Page


1.           Definitions & interpretation                                   1
1.1          Definitions                                                    1
1.2          Interpretation                                                10
1.3          Payments                                                      11
1.4          Amounts expressed in New Zealand dollars                      11

2.           Sale and purchase of Assets                                   12
2.1          Sale and purchase of Business Assets                          12
2.2          Deleted                                                       12
2.3          New Zealand goods and services tax                            12
2.4          Australian goods and services tax                             12
2.5          Reimbursement                                                 13

3.           Calculation and payment of the purchase price                 13
3.1          Calculation of Business Purchase Price                        13
3.2          Deleted                                                       14
3.3          Deleted                                                       14
3.4          Deleted                                                       14

4.           Condition                                                     14
4.1          Condition                                                     14
4.2          Termination for failure of condition                          14

5.           Pre-completion                                                15
5.1          Business to be conducted in ordinary course                   15
5.2          Access by Purchaser and its representatives                   16
5.3          Access by Vendor and its representatives                      16

6.           Completion                                                    16
6.1          Time and place of completion                                  16
6.2          Property and risk to pass                                     17
6.3          Obligations of Purchasers on completion                       17
6.4          Obligations of Vendors on Business Completion                 17
6.5          Deleted                                                       19
6.6          Late completion                                               19
6.7          Notice to complete                                            19

7.           Completion Statement                                          20
7.1          Completion Statement                                          20
7.2          Auditor's certificate                                         20
7.3          Purchaser's obligation to disclose                            20
7.4          Review by Purchaser of Completion Statement                   20
7.5          Notification of disputes on Completion Statement              20
7.6          Dispute Resolution                                            21
7.7          Selection of Expert                                           21
7.8          Adjustment to Business Purchase Price                         22

8.           Employees                                                     22
8.1          Offers of employment                                          22
8.2          Vendors' obligations to Transferred Employees                 23
8.3          Purchaser's obligations to Transferred Employees              23
8.4          Vendor's Allowance for Accrued Entitlements                   23
8.5          Employees not accepting Purchaser's Offer                     23

9.           Superannuation                                                23
9.1          Purchaser's plan                                              23

10.          Accounts Receivable                                           24
10.1         General                                                       24
10.2         Collection for limited period                                 24
10.3         Legal proceedings                                             24
10.4         Identification of payments                                    24
10.5         Reimbursement of sums received                                24

11.          Contracts and Miscellaneous Assets                            25
11.1         Assignment and novation                                       25
11.2         Deleted                                                       25
11.3         Purchaser's obligations after Business Completion             25
11.4         Deleted                                                       25
11.5         Breaches prior to completion                                  25
11.6         Breaches after completion                                     26

12.          Deleted                                                       26

13.          Deleted                                                       26

14.          Use of Intellectual Property                                  26

15.          Confidentiality and announcements                             28
15.1         Provisions to remain confidential                             28
15.2         Permitted disclosures                                         28
15.3         Announcements                                                 28
15.4         Return of information etc in the event of termination         28
15.5         Survival of obligation                                        28

16.          Notices                                                       29
16.1         Requirements                                                  29
16.2         Receipt                                                       30

17.          General Provisions                                            30
17.1         Costs                                                         30
17.2         Non-merger                                                    30
17.3         Effect of termination                                         30
17.4         Indemnities                                                   31
17.5         Waiver and exercise of rights                                 31
17.6         Amendment                                                     31
17.7         Counterparts                                                  31
17.8         Further assurances                                            31
17.9         Assignment                                                    32
17.10        Deleted                                                       32
17.11        Rights cumulative                                             32
17.12        Consents and Approvals                                        32
17.13        Jurisdiction                                                  32
17.14        Service of process                                            32
17.15        Governing Law                                                 32

Annexure 1   Deleted                                                       35

Annexure 2   Deleted                                                       36

Annexure 3   Part 1                                                        37
             First Vendor                                                  37
             Part 2                                                        38
             Second Vendor                                                 38

Annexure 4   Business Purchase Price Allocation                            39

Annexure 5   Real Properties and Property Leases                           40

Annexure 6   Officers and employees                                        41

Annexure 7   Completion Agreements                                         42



                             Asset Sale Agreement


This Agreement is made on 8 April 2002

Between
Comdisco Australia Pty Limited (ACN 002 997 453) of 99 Walker Street, North Sydney NSW (the "First Vendor");

and
Comdisco New Zealand (AK/48103) of 92-96 Albert Street, Auckland, New Zealand (the "Second Vendor");

and
Nadlo Pty Limited (ACN 100 125 871) of Level 24, Gateway Building, 1 Macquarie Place, Sydney, NSW ("OpCo Aust");

and
Codis Limited (AK/1202358) of Level 23-29 Albert Street, Auckland, New Zealand ("OpCo NZ");

and
Rellim Pty Limited (ACN 100 125 933) of Level 24, Gateway Building, 1 Macquarie Place, Sydney, NSW ("InvestCo")


Recitals

A. The Vendors carry on the Business and own the Business Assets and Miscellaneous Assets.

B. The Vendors wish to sell and the Purchasers wish to purchase the Business Assets and Miscellaneous Assets on the following terms and conditions.

Operative provisions
-------------------------------------------------------------------------------
1.  Definitions & interpretation
-------------------------------------------------------------------------------

1.1  Definitions

In this Agreement, unless the context otherwise requires:

"$" means Australian dollars;

"Accounting Standards" means for the First Vendor:

(a) the accounting standards applicable for the purposes of the Corporations Act 2001;

(b) the requirements of the Corporations Act 2001 for the preparation and content of financial reports, director's reports and auditor's reports; and

(c) generally accepted and consistently applied accounting principles and practices in Australia, except those inconsistent with the standards or requirements referred to in paragraphs (a) and (b);

and for the Second Vendor the accounting standards required by the Financial Reporting Act 1993 and generally accepted accounting principles in New Zealand;

"Accounts" means:

(a)  the First Vendor's:

     (i) unaudited profit and loss statement for the period of 12 months ending on 30 September 2001; and

     (ii) unaudited balance sheet and statement of cash flows as at 30 September 2001; and

(b)  the Second Vendor's:

     (i) unaudited profit and loss statement for the period of 12 months ending on 30 September 2001; and

     (ii) unaudited balance sheet and statement of cash flows as at 30 September 2001;

"Accounts Receivable" means all trade debts and other rights to payment arising from the operation of the Business that are due before the Business Completion Date but not paid by the Business Completion Date;

"Auditor's Certificate" means the certification by the Vendor's auditor that to the best or his or her knowledge, the Completion Statement is true and correct;

"Aust Business Assets" means the Business Assets other than the NZ Business Assets.

"Authorisation" means:

(a) any authorisation, approval, licence, permit, consent, qualification, accreditation, filing, registration, certificate, resolution, direction, declaration, or exemption; and

(b) for anything which a Government Agency may prohibit or restrict within a specified period after it is notified, the expiry of that period without intervention or action by that Government Agency;

"Books and Records" means originals and copies in machine readable or printed form of all registers, books, reports, correspondence, files, records, accounts, documents and other material, in the possession or control of the Vendors, about or used in connection with the Business Assets, Miscellaneous Assets and/or the Transferred Employees;

"Business" means the business carried on by the Vendors of computer brokerage, being the buying, selling and leasing of computer equipment (and associated hardware and equipment and software used by Lessees) in Australia and New Zealand, as at the date of this Agreement;

"Business Accrual Amount" means the total of:

(a) all deposits and prepayments (inclusive of GST) received by the Vendors up to and including the Business Completion Date, for the supply of products or services by the Business after the Business Completion Date and where the liability for the supply passes to the Purchaser under the Contracts; and

(b) all expenses and outgoings of the Business (inclusive of GST) incurred but not paid by the Vendors for the period prior to the Business Completion Date, other than in respect of the Lease Assets,

but excluding the Employee Entitlements Amount and the Lease Accrual Amount as at the Business Completion Date;

"Business Assets" means:

(a)  the Inventory;

(b)  the Goodwill;

(c)  the Books and Records;

(d)  the Contracts;

(e)  the right, title and interest of the Vendors in the Property Leases; and

(f)  the Plant and Equipment,

as at the Business Completion Date but does not include any Excluded Assets or Lease Assets or any Miscellaneous Assets referred to in paragraphs (a), (b) or
(c) of the definition of Miscellaneous Assets;

"Business Completion" means completion of the sale and purchase of the Business Assets and Miscellaneous Assets under clause 6 of this Agreement;

"Business Completion Agreements" means those agreements set out in Annexure 7, Part A;

"Business Completion Date" means the earlier of:

(a) a date nominated by the Vendors by giving 5 Business Days' written notice to the Purchasers, which date must be between the fifth Business Day after which the Condition has been satisfied and 60 days after the date on which the Condition has been satisfied; and

(b) the Business Day after 60 days after the date on which the Condition has been satisfied;

or such other date as may be agreed by the parties where such agreement is made on or before 60 days after the date on which the Condition has been satisfied.

"Business Day" means a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney;

"Business Purchase Price" means $721,200, subject to adjustments pursuant to clause 7.8;

"Claim" means any claim, cost, damages, debt, expense, Tax, Liability, loss, allegation, suit, action, demand, cause of action or proceeding of any kind irrespective of:

(a)  how or when it arises;

(b)  whether it is actual or contingent;

(c) whether or not it is in respect of legal or other costs, damages, expenses, fees or losses;

(d) whether or not it is in respect of a breach of trust or of a fiduciary or other duty or obligation; and

(e)  whether or not it arises at law or in any other way;

"Completion Statement" means a statement setting out each of the following amounts:

(a)  the Business Purchase Price;

(b)  the Prepayments Amount;

(c)  the Employee Entitlements Amount;

(d)  the Business Accrual Amount;

(e)  any adjustment necessary to the Business Purchase Price, under clause
     7.8,

and includes, where appropriate, an adjusted Completion Statement following a determination by the Expert under clause 7.6;

"Computer Software" means all originals and copies of all computer software (together with all related source code, object code, manuals and documentation) owned by the Vendors and used in connection with the Business;

"Condition" means the condition set out in clause 4.1;

"Confidential Information" means all:

(a) know-how, trade secrets, ideas, concepts, technical and operational information;

(b) information concerning the affairs or property of the Business or any business, property or transaction in which the Business may be or may have been concerned or interested;

(c)  details of the customers of or suppliers to the Business;

(d) information about the business methods of the Vendors in the conduct of the Business; and

(e) information which by its nature or by the circumstances of its disclosure, is or could reasonably be expected to be regarded as confidential to:

     (i)  the Vendors; or

     (ii) any third party with whose consent or approval an owner of the Business uses that information;

"Contracts" means the contracts and agreements relating to the Business to which either of the Vendors is a party or by which either of the Vendors may be bound as at Business Completion, set out in Parts 1 and 2 of Annexure 3 and "Contract" means any one of them but excludes any Lease Account and any Miscellaneous Asset referred to in paragraphs (a), (b) or (c) of the definition of Miscellaneous Assets;

"Debtor" means a debtor of the Business;

"Disclosures" means the disclosures made by the Vendor under clause 13.4(a) contained in the separate letter initialled by the parties at the date of signing this Agreement; "Dispute Notice" means the written notice under clause 7.5(a) of any dispute about the Completion Statement;

"Dollars" and "$" means the lawful currency of Australia;

"Employees" means the employees of the Vendors engaged in the Business listed in Annexure 6;

"Employee Entitlement Amount" means the total of:

(a) all wages, salaries, bonuses, commissions and other entitlements and allowances of the Transferred Employees accrued but not payable, as at the Business Completion Date;

(b) the aggregate monetary value of the annual leave entitlements of all Transferred Employees accrued but untaken or unpaid as at the Business Completion Date; and

(c) the aggregate of the long service leave of the Transferred Employees actually accrued at the Business Completion Date;

"Excluded Assets" means:

(a)  the Accounts Receivable;

(b)  cash deposits with banks or other financial institutions or on hand;

(c)  the Excluded Lease Accounts;

(d)  the Retained Books and Records;

(e) any interest of the Vendors in the Intellectual Property Rights and the Software; and

(f)  any amount payable to the Vendors by a Related Body Corporate;

"Excluded Lease Accounts" means the contracts set out in Annexure 8 and the assets in the possession of, owned by or in the control of and used by the Vendors in the Business which are the subject to those contracts;

"Expert" means an independent firm of chartered accountants selected or nominated under clause 7.6;

"Goodwill" means the goodwill of the Vendors in the Business including the exclusive right of the Purchaser to represent itself as carrying on the Business as the successor to the Vendors;

"Government Agency" means:

(a)  a government, whether foreign, federal, state, territorial or local;

(b)  a department, office or minister of a government acting in that capacity;
     or

(c) a commission, delegate, instrumentality, agency, board, or other governmental, semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not;

"Income Tax Assessment Act" means the Income Tax Assessment Act, 1936 (Cth) and the Income Tax Assessment Act, 1997 (Cth) of Australia;

"Insurance Contracts" means all contracts of insurance and indemnity in force for the Business and the Business Assets and Miscellaneous Assets to which either Vendor is a party obtained in the normal course of the Business;

"Intellectual Property Rights" means all rights of the Vendors as at Business Completion in and to:

(a)  the Trade Mark Licence Agreements; and

(b) all designs, patents, copyright, processes, methods, inventions, product formulations, plant variety rights, eligible layout rights and other intellectual property rights, owned or used by the Vendors in the Business as at Business Completion (whether within or outside Australia);

"Interest Rate" means 5% per annum plus the rate charged by the Commonwealth Bank of Australia to its prime corporate customers on the relevant day;

"Inventory" means the inventory listed or described in Annexure 3;

"Lease Accounts" means the Lease Documents relating to the Business to which either of the Vendors is a party as set out in Annexure 2, or by which either of the Vendors may be bound as at the Business Completion Date, but excludes any contract or agreement included in the Excluded Assets or the Miscellaneous Assets referred to in paragraphs (a), (b) and (c) of the definition of Miscellaneous Assets;

"Lease Accrual Amount" means the total of:

(a) all deposits and prepayments (inclusive of GST) (including any pro-rated lease payments received under Lease Accounts that are referrable to periods after the Business Completion Date) received by the Vendors up to and including the Business Completion Date in respect of those Lease Accounts, for the supply of products or services by the business of the Vendors after the Business Completion Date and where the liability for the supply passes to the Purchaser under the Lease Accounts; and

(b) all expenses and outgoings of the business of the Vendors (inclusive of GST) incurred but not paid by the Vendors for the period prior to the Business Completion Date, in respect of the relevant Lease Assets;

"Lease Assets " means:

(a)  the Lease Accounts, Lease Documents and Lease Records; and

(b)  the Lease Property,

as at the Business Completion Date, but does not include any Excluded Assets or Miscellaneous Assets referred to in paragraphs (a), (b) and (c) of the definition of Miscellaneous Assets;

"Lease Documents" means the right, title and interest of each Vendor in and to each Lease Account as evidenced by each:

(a)  master lease agreement;

(b)  equipment schedule;

(c)  acceptance schedule;

(d)  vendor invoice; or

(e)  ancillary lease document;

"Lease Property" means the assets (including without limitation, software comprised in a Lease Account) in the possession of, owned by, in the control of or to which the Vendors are entitled and used by the Vendors in the Business (other than the Real Properties and the Software) which are the subject of the Lease Accounts as at the Business Completion Date;

"Lease Records" means instruments evidencing terms, title, files, receipts, insurance policies, insurance premium receipts, ledger sheets, payment records, correspondence, current and historical computerised data files and other papers and records of whatever kind or description in respect of a Lease Account;

"Lessee" means all persons who are a lessee to a Vendor (as lessor or a successor assignee of the lessor) under a Lease Account;

"Liabilities" means all liabilities, whether actual or contingent, present or future, quantified or unquantified or incurred jointly or severally with any other person;

"Licence Agreement" means the licence agreement described in clause 14(b) in relation to the name "Comdisco";

"Licensed Software" means software used by the Vendors in the Business, but not owned by the Vendors;

"Miscellaneous Assets" means all of the Vendor's right, title and interest in:

(a) (Inertia leases / terminated leases) any asset leases to which either of the Vendors is a party as lessor (relating to the Business but excluding any Excluded Assets or Lease Accounts) where the term of the lease has expired or has terminated;

(b) (Hire purchase agreements) hire purchase agreements to which either of the Vendors is a party in relation to the Business;

(c) (Underlying assets) any assets which are the subject of leases referred to in (a) above, or hire purchase agreements referred to in (b) above; and

(d) (Remainder) any other assets in the possession of, owned by, in the control of or to which the Vendors are entitled and used by the Vendors in the Business (other than the Real Properties, the Software, the Excluded Assets, the Business Assets and the Lease Assets);

"NZ Business Assets" means such of the Business Assets as are owned, in the possession of, or controlled by the Second Vendor or to which the Second Vendor is entitled;

"NZ GST" means goods and services tax or any like tax arising pursuant to the Goods and Services Tax Act 1985 in the New Zealand context and where the context is not expressly stated otherwise, GST shall be referred to in the New Zealand context;

"Plant and Equipment" means the plant and equipment listed in Annexure 3;

"Prepayments Amount" means the amount, equal to the total of:

(a) prepaid expenses or outgoings of the Business (inclusive of GST) of a recurring or periodical nature, paid by the Vendors prior to the Business Completion Date, but relating to the period after the Business Completion Date; and

(b) payments in advance and deposits (inclusive of GST) paid by the Vendors for:

     (i) goods ordered by the Business but not received prior to the Business Completion Date; or

     (ii) services contracted for but not provided to the Business prior to the Business Completion Date;

     the benefit of which will accrue to the Purchaser but which are not taken into account in the calculation of the Business Purchase Price;

"Property Leases" means the real property leases and licences set out in Annexure 5;

"Purchasers" means OpCo Aust, OpCo NZ and InvestCo, and "Purchaser" means any one of them;

"Real Properties" means the properties the subject of the Property Leases;

"Related Body Corporate" has the same meaning as in section 50 of the Corporations Act 2001 and in respect of New Zealand corporates means "Related Company" having the same meaning as in section 2 of the Companies Act 1993 of New Zealand;

"Retained Books and Records" means all Books and Records which the Vendor is required to retain by law and any Books and Records relating to the items in paragraphs (a), (b), (c), (e) and (f) of the definition of Excluded Assets;

"Security Interest" means an interest in an asset which provides security for, or protects against default by, a person for the payment or satisfaction of a debt, obligation or liability, including a mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, assignment by way of security, preferential right or trust arrangement, covenant, easement, profit a prendre, claim or arrangement for the retention of title or any other security arrangement having the same effect (other than an interest of a Vendor under a Lease Account);

"Software" means the Computer Software and the Licensed Software other than software comprised in a Lease Account;

"Tax" means a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty and GST, value added or similar tax) at any time:

(a)  imposed or levied by any Government Agency; or

(b) required to be remitted to, or collected, withheld or assessed by, any Government Agency; and

any related interest, expense, fine, penalty or other charge on those amounts;

"Trade Mark Licence Agreements" means those trade mark licence agreements, registered user agreements or appointments to which either of the Vendors is a party;

"Transferred Employees" means Employees who accept the offer of employment from OpCo Australia, or OpCo New Zealand, and are to be engaged by OpCo Australia, or OpCo New Zealand (as appropriate) from the Business Completion Date;

"Tyco Services Agreement" means Master Technology Services Agreement between the First Vendor and Tyco Australia Pty Limited dated 19 September 2000 and all schedules made under or associated with that agreement;

"Vendors" means the First Vendor and the Second Vendor and "Vendor" means any one of them; and

"Vendors' Plan" means Comdisco Australia Pty Limited Superannuation Plan.

1.2  Interpretation

In this Agreement:

(a)  unless the context otherwise requires, a reference:

     (i)    to the singular includes the plural and vice versa;

     (ii)   to a gender includes all genders;

     (iii) to a document (including this Agreement) is a reference to that document (including any Schedules and Annexures) as amended, consolidated, supplemented, novated or replaced;

     (iv) to an agreement includes any deed, agreement or legally enforceable arrangement or understanding whether written or not;

     (v) to parties means the parties to this Agreement and to a party means a party to this Agreement;

     (vi) to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with this Agreement;

     (vii)  to a person (including a party) includes:

     (A) an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency; and

     (B) the person's successors, permitted assigns, substitutes, executors and administrators;

     (viii) to a law:

     (A) includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

     (B) is a reference to that law as amended, consolidated, supplemented or replaced; and

     (C) is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

     (ix)   to proceedings includes litigation, arbitration and investigation;

     (x) to a judgement includes an order, injunction, decree, determination or award of any court or tribunal;

     (xi)   to time is a reference to Sydney time;

(b) headings are for convenience only and are ignored in interpreting this Agreement;

(c) if a period of time is specified and dates from, after or before, a given day or the day of an act or event, it is to be calculated exclusive of that day;

(d) if a payment or other act must (but for this clause) be made or done on a day which is not a Business Day, then it must be made or done on the next Business Day;

(e) the word "including" or "includes" means "including but not limited to" or "including without limitation";

(f) where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(g) where a Warranty or indemnity is given in favour of more than one person, it is given to each of them severally and where a Warranty or indemnity is given by more than one person, it is given by each of them severally; and

(h) this Agreement must not be construed adversely to a party solely because that party or its solicitors were responsible for preparing it.

1.3  Payments

Unless the context otherwise requires, where an amount is required to be paid to a party (the "Receiving Party") by another party (the "Paying Party") under this Agreement, that amount must be paid by bank cheque to the Receiving Party, or otherwise as set out in the written direction of the Receiving Party if that written direction is received by the Paying Party at least 2 Business Days before the date upon which payment of the amount is due.

1.4  Amounts expressed in New Zealand dollars

Where an amount is required to be paid to a party (the "Receiving Party") by another party (the "Paying Party") in New Zealand dollars, the Paying Party may pay that amount to the Receiving Party in Australian Dollars calculated at the exchange rate determined as the Australian/New Zealand dollar exchange rate implied by the Australian/United States dollar exchange rate released by the Reserve Bank of Australia at approximately 9.55 am (Sydney time) daily and the New Zealand/United States dollar exchange rate released by the Reserve
Bank of Australia at approximately 11.10 am (Sydney time) daily calculated 3 Business Days before the date of the relevant payment.
--------------------------------------------------------------------------------
2.   Sale and purchase of Assets
--------------------------------------------------------------------------------
2.1  Sale and purchase of Business Assets

The Vendors each agree to:

(a) sell and deliver to OpCo Aust and OpCo Aust agrees to purchase and accept the Aust Business Assets;

(b) sell and deliver to OpCo NZ and OpCo NZ agrees to purchase and accept the NZ Business Assets; and

(c) sell and deliver to InvestCo and the InvestCo agrees to purchase and accept the Miscellaneous Assets.

free from Security Interests, for the Business Purchase Price on the terms and conditions contained in this Agreement.

2.2  Deleted

2.3  New Zealand goods and services tax

(a) In addition to any payments specified or determined under the provisions of this Agreement (including but not limited to payments under this clause 2.3) the Purchaser must pay to the Vendor at the same time and in the same manner as the Consideration to which it relates an amount equal to any New Zealand Goods and Services Tax ("NZ GST") which the Vendor is liable to pay in respect of payments made by the Purchaser under this Agreement (the "NZ GST Amount") provided that the Vendor has delivered to the Purchaser a tax invoice in relation to the purchase that complies with the New Zealand Goods and Services Tax Act 1985.

(b) As between the Vendors and the Purchasers, the Vendors are not obliged to pay any GST or Default GST, or to take any other steps to minimise liability in respect of GST or Default GST, until the corresponding payment is received from the Purchasers.

2.4  Australian goods and services tax

(a) If Australian GST is imposed or levied in respect of any supply by a party under or in accordance with this Agreement then the party making the supply may, subject to paragraph (c), recover the GST Amount from the party receiving the supply in addition to the Consideration for the supply referred to elsewhere in this Agreement, provided that the Supplier has delivered to the Recipient a tax invoice relating to the supply and complying with the requirements of the GST Law which GST Amount shall be paid at the same time and in the same manner as the Consideration to which it relates.

(b) Any amount referred to in this Agreement in relation to a payment to be made under the Agreement shall be exclusive of Australian GST unless indicated otherwise.

(c)  In this Agreement:

     "Australian GST" has the same meaning as is accorded to the expression "GST" by the GST Law.

     "Consideration" means any amount or other consideration to be paid or provided in respect of a supply pursuant to this Agreement.

     "GST Amount" means the Consideration multiplied by the Rate.

     "GST Law" has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

     "Rate" means the rate at which the GST Law from time to time imposes GST on a supply made under or in accordance with this Agreement.

     "Recipient" means the party in receipt of a supply made under or in accordance with this Agreement.

     "Supplier" means the party making a supply made under or in accordance with this Agreement.

2.5  Reimbursement

If either party becomes entitled to be reimbursed or indemnified by another party for a cost or expense incurred in connection with this Agreement, the amount of the cost or expense to be reimbursed or indemnified shall be reduced by the amount of any input tax credit to which that party is entitled in relation to the relevant cost or expense.
--------------------------------------------------------------------------------
3.           Calculation and payment of the purchase price
--------------------------------------------------------------------------------
3.1          Calculation of Business Purchase Price

(a) The Business Purchase Price is $721,200, subject to adjustments after the Business Completion Date pursuant to clause 7.8.

(b) The Business Purchase Price will be paid on the Business Completion Date to the Vendors in the following proportions:

     (i)    60% to be paid by OpCo Aust to the First Vendor;

     (ii)   20% to be paid by OpCo NZ to the Second Vendor; and

     (iii)  InvestCo to pay 10% to the First Vendor, and 10% to the Second
            Vendor.

     and will be adjusted in respect of a particular Vendor, in accordance with, and at the time determined under, clause 7.8.

(c) The Business Purchase Price is allocated between the Business Assets of the First Vendor and the Second Vendor as shown in Annexure 4.

(d) Any adjustments to the Business Purchase Price pursuant to clause 7.8 attributed to particular Business Assets (or groups of such assets) will automatically adjust the corresponding allocation of the Business Purchase Price to those Business Assets in the same proportions. Any adjustments to the Business Purchase Price pursuant to clause 7.8 not attributed to particular Business Assets will be apportioned to adjust the allocation of the Business Purchase Price across all the Business Assets, pro rata.

(e) For the purpose of the accrual rules in the Income Tax Act 1994 of New Zealand the Business Purchase Price does not include any capitalised interest and the parties agree that the "lowest price" for the purposes of the definition of "consideration" when measured pursuant to Section EH48(3) of the Income Tax Act 1994 of New Zealand is equal to the Business Purchase Price of the Business Assets and the Business Purchase Price is the value of the Business Assets.

(f) Should the Commissioner of Inland Revenue in New Zealand assess in accordance with Section EG19 of the Income Tax Act 1994 of New Zealand that any Asset has a market value greater than that attributed to such Asset as detailed in clause 3.1(c) and (d) the value of such Asset shall be such market value and the value of Goodwill as described in clause 3.1(c) and (d) shall be reduced accordingly.

3.2  Deleted

3.3  Deleted

3.4  Deleted
--------------------------------------------------------------------------------
4.   Condition
--------------------------------------------------------------------------------
4.1          Condition

Completion of the sale and purchase of the Business Assets and Miscellaneous Assets under clause 6 is conditional upon approval of this Agreement by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

4.2  Termination for failure of condition

(a) Each Vendor must use its reasonable endeavours to obtain the fulfilment of the Condition. The parties must keep each other informed of any circumstances which may result in the Condition not being satisfied.

(b)  If any of the Condition is not satisfied or waived upon or prior to 31
     July 2002 or such later date as may be agreed between the parties then a party who has complied with its obligations under this Agreement may terminate this Agreement by notice to the other parties.
--------------------------------------------------------------------------------
5.           Pre-completion
--------------------------------------------------------------------------------
5.1  Business to be conducted in ordinary course

(a)  Until Business Completion the Vendors will:

     (i) conduct the Business in the ordinary course, at arms' length, on usual commercial terms, and in the same manner as it was conducted prior to the date of this Agreement;

     (ii) regularly consult with the Purchasers on the manner of conduct of the Business;

     (iii) use its reasonable endeavours to preserve the relationship of the Business with customers, suppliers, lessees under the Lease Accounts, Employees, licensors, lessors under the Property Leases and other third parties; and

     (iv) carry out repairs and maintain the real property the subject of the Property Leases in accordance with usual commercial practice and standards of maintenance for the industry, and as required under the Property Leases.

(b) Until Business Completion the Vendors must not (without the consent of the relevant Purchaser):

     (i) (Material Adverse Effect) enter into any abnormal or unusual transaction which has or would have a material adverse effect on the Business;

     (ii) (Executive) employ new executives or retrench existing executive Employees;

     (iii) (Leases) lease or hire (as lessee or hirer) an item having a value exceeding $10,000;

     (iv) (Salaries and bonuses) increase salaries or benefits to any Employee by more than 5% of their salary and remuneration, except in relation to any statutory or award increase, or grant or agree to grant to any Employee any bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefit or adopt or establish any new compensation or benefit plans or arrangements;

     (v) (Accounting principles) modify or alter the accounting principles used in relation to the Accounts, or the application of those accounting principles or adopt new accounting principles;

     (vi) (Revaluations) make any revaluation of any of the Business Assets or Miscellaneous Assets;

     (vii) (Contracts) enter into or amend any contract (including the Contracts and Lease Accounts) involving total expenditure in excess of $100,000 other than entering into an asset lease as lessor in respect of work in progress notified to any of the Purchasers prior to the date of this Agreement;

     (viii) (Assets) acquire any Asset for more than $100,000, or dispose of or enter into an agreement or arrangement to dispose of any of the Assets other than to the Purchasers;

5.2  Access by Purchaser and its representatives

Until Business Completion the Vendors must:

(a) ensure that each Purchaser and/or its authorised representatives has free and unrestricted access during normal business hours to the premises of the Business and of the Vendors and to the Assets, including the Books and Records;

(b) answer any reasonable written enquiries or requisitions issued by any Purchaser; and

(c) provide all information, assistance and facilities that any Purchaser reasonably requires.

5.3  Access by Vendor and its representatives

After Business Completion, the Purchasers must:

(a) ensure that each Vendor and/or its authorised representatives has free and unrestricted access during normal business hours to the premises of the Business and of the Purchasers to the Assets, including the Books and Records;

(b) answer any reasonable written enquiries or requisitions issued by any Vendor; and

(c) provide all information, assistance and facilities that any Vendor reasonably requires,

in each case only relation to Lease Accounts which have not been the subject of a Lease Completion and the Books and Records which are required to manage the affairs of the Vendors after the sale reflected in this Agreement is completed.

6.   Completion

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

6.1  Time and place of completion

(a) Business Completion must take place at the offices of Baker & McKenzie, Level 26, AMP Centre, 50 Bridge Street, Sydney NSW 2000 at 2pm on the Business Completion Date, or at such other time and place as the parties may agree.

6.2  Property and risk to pass

(a) Title to and risk in the Business Assets and Miscellaneous Assets will pass to the relevant Purchasers (as provided in this Agreement) on Business Completion. Until Business Completion, the Vendors remain the owners of and bear all risks in connection with the Business and the Business Assets and the Miscellaneous Assets.

6.3  Obligations of Purchasers on completion

(a)  At Business Completion,

     (i) OpCo Aust must pay to the First Vendor the percentage of the Business Purchase Price specified out in clause 3.1(b)(i);

     (ii) OpCo NZ must pay to the Second Vendor the percentage of the Business Purchase Price specified in clause 3.1(b)(ii);

     (iii) InvestCo must pay the Vendors, respectively, the percentages of the Business Purchase Price specified in clause 3.1(b)(iii);

     (iv) OpCo Aust, OpCo NZ and InvestCo, respectively must deliver to the Vendor as required counterparts of the Business Completion Agreements executed by the relevant Purchaser in each case; and

     (v) OpCo Aust, OpCo NZ and InvestCo, respectively must deliver to the Vendors a certified copy of an extract of the minutes of the meeting of the board of directors of each of the Purchasers, approving the terms of this Agreement and the relevant Business Completion Agreements and authorising each Purchasers representatives or attorneys to execute it for and on behalf of that Purchaser.

6.4  Obligations of Vendors on Business Completion

(a) At Business Completion the First Vendor must deliver to OpCo Aust, OpCo NZ and InvestCo, as applicable:

     (i) a counterpart of each of the Business Completion Agreements to which the First Vendor and the relevant Purchaser is a party, executed by the First Vendor and the other parties to the agreement (other than the Purchasers);

     (ii) all documents of title, certificates of registration and other documents evidencing ownership of the Business Assets and the Miscellaneous Assets in the possession or control of the First Vendor;

     (iii) possession of any of the Inventory, Plant and Equipment, Books and Records and the Miscellaneous Assets held by it;

     (iv) possession of the Real Property (except insofar as it is occupied by the Second Vendor);

     (v) subject to clause 11.1, any consents of third parties necessary or appropriate to permit the sale by the First Vendor of all of the Business Assets and Miscellaneous Assets; and

     (vi) an extract of the minutes of the meeting of the boards of directors of the First Vendor approving the sale of the Business Assets and the Miscellaneous Assets on the terms of this Agreement, the execution and performance of this Agreement and of the Business Completion Agreements, and any other instruments or agreements contemplated by this Agreement to which the First Vendor is a party, and must do all other things which are required by this Agreement to be done by the First Vendor at Business Completion, or which are reasonably required by:

     (vii) OpCo Aust, to give to OpCo Aust the full possession and benefit of the Aust Business Assets;

     (viii) OpCo NZ, to give to OpCo NZ the full possession and benefit of the NZ Business Assets; and

     (ix) InvestCo, to give to InvestCo the full possession and benefit of the Miscellaneous Assets.

(b) At Business Completion the Second Vendor must deliver to OpCo Aust, OpCo NZ and InvestCo, as applicable:

     (i) a counterpart of each of the Business Completion Agreements to which the Second Vendor and the relevant Purchaser is a party, executed by the Second Vendor and the other parties to the agreement (other than the Purchasers);

     (ii) all documents of title, certificates of registration and other documents evidencing ownership of the Business Assets and the Miscellaneous Assets in the possession or control of the First Vendor;

     (iii) possession of any of the Inventory, Plant and Equipment, Books and Records and the Miscellaneous Assets held by it;

     (iv) possession of the Real Property (except insofar as it is occupied by the First Vendor);

     (v) subject to clause 11.1 any consents of third parties necessary or appropriate to permit the sale by the Second Vendor of all of the Business Assets and Miscellaneous Assets; and

     (vi) an extract of the minutes of the meeting of the boards of directors of the Second Vendor approving the sale of the Business Assets and the Miscellaneous Assets on the terms of this Agreement, the execution and performance of this Agreement and of the Business Completion Agreements, and any other instruments or agreements contemplated by this Agreement to which the Second Vendor is a party;

     and must do all other things which are required by this Agreement to be done by the Second Vendor at Business Completion, or which are reasonably required by:

     (vii) OpCo Aust, to give to OpCo Aust the full possession and benefit of the Aust Business Assets;

     (viii) OpCo NZ, to give to OpCo NZ the full possession and benefit of the NZ Business Assets; and

     (ix) InvestCo, to give to InvestCo the full possession and benefit of the Miscellaneous Assets.

6.5  Deleted

6.6  Late completion

Provided that the Vendors are ready and willing to complete on the Business Completion Date, if the entire Business Purchase Price (as adjusted pursuant to clause 7.8) is not paid by the Purchasers to the Vendors as provided by clause 6.3, the entire Business Purchase Price (plus all other moneys owing by that Purchaser under this Agreement except for interest under this clause) will bear interest calculated daily at the Interest Rate on that day computed from the Business Completion Date until the date on which completion for all the Business Assets occurs.

6.7  Notice to complete

(a) If a party fails to comply with its obligations under this clause in any material respect, any other party which has complied with its obligations (to the extent possible having regard to the failure of that other party) is entitled to issue a notice to complete making the time for Business Completion of the essence.

(b) A period of 14 days following the date of the service of that notice is deemed to be a reasonable time for requiring Business Completion.

(c) If Business Completion has not occurred within the period specified, the party serving the notice may at its option:

     (i) proceed to Business Completion so far as is practical without affecting its rights under this Agreement; or

     (ii) terminate this Agreement, with respect to any further performance of this Agreement but without prejudice to any rights and entitlements of any party obtained through performance of this Agreement prior to that date, by notice in writing to the other parties.

(d) Where the terms of a Business Completion Agreement have not been settled by the relevant Business Completion Date, the Vendors will not be taken to be ready and willing to complete on that date in respect of that agreement.

--------------------------------------------------------------------------------
7.           Completion Statement
--------------------------------------------------------------------------------
7.1          Completion Statement

(a) At Business Completion or as soon as possible thereafter the Vendors must prepare the Completion Statement and provide a copy to OpCo Aust, OpCo NZ and InvestCo.

(b) The Completion Statement must be prepared by the Vendors in good faith in accordance with the Accounting Standards.

7.2  Auditor's certificate

     The Completion Statement must be accompanied by the Auditor's Certificate.

7.3  Purchaser's obligation to disclose

     On and from Business Completion OpCo Aust, OpCo NZ and InvestCo must make available to the Vendors and the Vendors' auditor all books, records and accounts required to enable the Vendors to prepare the Completion Statement.

7.4  Review by Purchaser of Completion Statement

(a) The Vendors must ensure that OpCo Aust, OpCo NZ and InvestCo are given unrestricted access to all books, records, working papers and calculations referrable to the amounts included in the Completion Statement to verify the Completion Statement.

(b) As part of each Purchaser's review each Purchaser's auditor is entitled to conduct any audit and/or other verification procedures it decides are reasonably necessary so that each of OpCo Aust, OpCo NZ and InvestCo can determine whether it accepts the Completion Statement.

7.5  Notification of disputes on Completion Statement

(a) Each of OpCo Aust, OpCo NZ and InvestCo may issue a Dispute Notice to the Vendors within 10 Business Days after receipt of the Completion Statement.

(b) The Completion Statement will (subject to the terms of any such agreement in writing) be final and binding on the relevant parties if:

     (i) a Purchaser does not issue a Dispute Notice within the required period; or

     (ii) a Dispute Notice is issued and the dispute is resolved by the relevant parties by agreement in writing (subject to the terms of that agreement).

7.6  Dispute Resolution

(a) If a Dispute Notice is issued under clause 7.5(a) the relevant parties must use their best efforts in good faith to resolve the dispute.

(b) If the dispute is not resolved within 30 Business Days after the issue of a Dispute Notice, the matters in dispute must be promptly referred by the party which issued the Dispute Notice to the Expert appointed under clause 7.7.

(c)  The Expert must be requested to:

     (i) resolve any matter in dispute within 15 Business Days of their appointment by:

     (A) applying the Accounting Standards and the Completion Accounts Principles and any principles set out in this Agreement relating to the matters in dispute;

     (B) having regard to any written submissions that the relevant parties or their representatives put before them within 10 Business Days of their appointment; and

     (C) making any enquiries or inspections as they in their absolute discretion consider necessary; and

     (ii) (unless all the relevant parties otherwise direct in writing) decide the form and content of the Completion Statement and provide notice of its determination to all relevant parties.

     (d) The decision of the Expert as to the matter in dispute and the form and content of the Completion Statement, will, in the absence of manifest error, be final and binding on the relevant parties.

     (e)    The Expert will act as expert and not as arbitrator.

     (f) The costs of the Expert will be borne by the relevant parties in accordance with the Expert's determination.

7.7  Selection of Expert

The Expert must be selected by:

(a) agreement between the relevant parties within 2 Business Days after the end of the period set out in clause 7.4(a); or

(b) if the relevant parties fail to agree, the President for the time being of the Institute of Chartered Accountants of Australia on the application of the party which issued the Dispute Notice.

7.8  Adjustment to Business Purchase Price

(a) Following determination of the Completion Statement under clause 7.5(b) or 7.6, the Business Purchase Price will be adjusted for each Vendor. The adjusted Business Purchase Price will be calculated in the following manner:

     (i) the proportion of the Business Purchase Price payable to that Vendor under clause 3.1;

     (ii)   less the Employee Entitlements Amount for that Vendor;

     (iii)  less the Business Accrual Amount for that Vendor;

     (iv)   plus the Prepayments Amount for that Vendor.

(b)  Where:

     (i) the proportion of the adjusted Business Purchase Price to which a Vendor is entitled is greater than the amount paid to the Vendor under clause 6.3 on Business Completion, a payment must be made to that Vendor of the difference within 2 Business Days of the determination of the Completion Statement under clause 7.5(b) or
            7.6 by the Purchasers who have purchased the Business Assets to which the adjustments are attributable (pro rata in accordance with the proportions in which they may be attributed); and

     (ii) the proportion of the adjusted Business Purchase Price to which a Vendor is entitled is less than the amount paid to the Vendor under clause 6.3 on Business Completion, that Vendor must make a payment of the difference within 2 Business Days of the determination of the Completion Statement under clause 7.5(b) or 7.6, to the Purchasers who have purchased the Business Assets to which the adjustments are attributable (pro rata in accordance with the proportions in which they may be attributed).
--------------------------------------------------------------------------------
8.   Employees
--------------------------------------------------------------------------------
8.1          Offers of employment

(a) OpCo Aust must offer employment to all of the Employees of the First Vendor subject to and with effect from Business Completion no later than 10 Business Days after the date of this Agreement.

(b) OpCo NZ must offer employment to all of the Employees of the Second Vendor subject to and with effect from Business Completion no later than 10 Business Days after the date of this Agreement.

(c) The terms of the employment offered, in each case, must be on the same terms as the terms of employment (including those terms relating to notice and redundancy) of those Employees with the First Vendor or the Second Vendor (as the case may be).

(d) OpCo Aust, OpCo NZ and the Vendors must use all reasonable efforts (other than revising the terms of an offer made in accordance with this clause 8.1) to encourage the Employees to whom offers are made to accept the offers.

8.2  Vendors' obligations to Transferred Employees

At Business Completion the Vendors must:

(a)  terminate the employment of the Transferred Employees; and

(b) pay (in accordance with the relevant agreements, statutes or awards) to each Transferred Employee the sum of all salary, wages, bonuses, allowances or commissions earned as at the Business Completion Date.

8.3  Purchaser's obligations to Transferred Employees

OpCo Aust and OpCo NZ must, respectively:

(a)  treat the Transferred Employees as having continuity of service; and

(b) assume the Vendors' liability for long service leave entitlements of the relevant Transferred Employees, and untaken leave entitlements for the relevant Transferred Employees.

8.4  Vendor's Allowance for Accrued Entitlements

In consideration of OpCo Aust and OpCo NZ assuming liabilities under clause 8.3, respectively, the Employee Entitlements Amount will be allowed to OpCo Aust and OpCo NZ under clause 7.

8.5  Employees not accepting Purchaser's Offer

The Vendors will remain liable for all amounts due on termination of any Employees who do not accept the offer of employment from OpCo Aust or OpCo NZ (as applicable).
-------------------------------------------------------------------------------
9.   Superannuation
-------------------------------------------------------------------------------

9.1  Purchaser's plan

At the request of the Purchaser, the First Vendor and the Second Vendor will do everything required to put OpCo Aust and OpCo NZ, respectively and as applicable, in the same position of control in relation to the Vendor's Fund from the Business Completion Date as the First Vendor and the Second Vendor were immediately before the Business Completion Date.
-------------------------------------------------------------------------------
10.  Accounts Receivable
-------------------------------------------------------------------------------

10.1 General

For a period of 6 months following Business Completion OpCo Aust and OpCo NZ (as the case may be) must at no cost to the Vendors:

(a) on behalf of the Vendors use its reasonable endeavours to collect all the Accounts Receivable in accordance with the trade terms and customs of the Business (provided that the relevant Purchaser shall not be required to commence any legal action in respect of any Accounts Receivable); and

(b) remit to the Vendors at the end of each week by transfer to a bank account nominated by the Vendors all amounts collected during that week for the Accounts Receivable.

10.2 Collection for limited period

(a) The Vendors will be responsible for the collection of all Accounts Receivable which have not been collected within 6 months following Business Completion.

(b) OpCo Aust and OpCo NZ (as the case may be) will, at the request of the Vendors, hand over to the Vendors all invoices, agreements and documents relating to the outstanding Accounts Receivable.

(c) The Purchasers will not have authority to compromise, release or forgive any Accounts Receivable.

10.3 Legal proceedings

Should the Vendors wish to take any steps to collect any of the Accounts Receivable, (including the commencement or continuation of any legal action for recovery) they must notify OpCo Aust or OpCo NZ (as the case may be) within 5 days. The relevant Purchaser must give the Vendors all reasonable assistance to enable the Vendors to recover the Accounts Receivable, at the Vendor's expense.

10.4 Identification of payments

For the purpose of identifying whether an amount paid by a Debtor is for a debt owed to the Vendors as at the Business Completion Date or a debt owed to a Purchaser for the period after the Business Completion Date, amounts received from a Debtor will be applied against that Debtor's longest outstanding debt, unless the Debtor has notified the relevant Purchaser, in good faith, of a dispute in relation to that outstanding debt or debts.

10.5 Reimbursement of sums received

(a) In the event that a Purchaser receives any Accounts Receivable after the period of 6 months following Business Completion, that Purchaser shall transfer such Accounts Receivable to a bank account nominated by the Vendors within 5 Business Days of receipt.

(b) In the event that a Vendor receives any trade debt or other payment arising from the operation of the Business that is not an Accounts Receivable, that Vendor shall transfer such debt or payment to a bank account nominated by OpCo Aust and OpCo NZ (as the case may be) within 5 Business Days of receipt.

-------------------------------------------------------------------------------
11.  Contracts and Miscellaneous Assets
-------------------------------------------------------------------------------
11.1 Assignment and novation

(a) Unless Allco agrees otherwise, each Vendor must use all reasonable endeavours to obtain the novation or, with the consent of Allco, assignment of each of the Miscellaneous Assets required to be transferred by novation or assignment to or in favour of InvestCo before the Business Completion Date.

(b) In respect of any Miscellaneous Assets required to be transferred by novation or assignment and not novated or assigned with the consent of InvestCo before the Business Completion Date, each Vendor and the Purchasers must use all reasonable endeavours to obtain the novation or, with the consent of InvestCo, assignment of each of those Miscellaneous Assets to InvestCo as soon as practicable on or after that date.

11.2 Deleted

11.3 Purchaser's obligations after Business Completion

OpCo Aust, OpCo NZ and InvestCo (as the case may be) must assume:

(a) the relevant Liabilities of the Vendors under the relevant Contracts and Miscellaneous Assets arising following Business Completion; and

(b) the relevant Liabilities arising under the relevant Contracts and Miscellaneous Assets prior to Business Completion, to the extent that that Liability has been included in the calculation of the relevant Business Accrual Amount.

11.4 Deleted

11.5 Breaches prior to completion

Each Vendor indemnifies each of the Purchasers from and against all actions, suits, claims, demands, losses, obligations, Liabilities and damages arising directly or indirectly from any breach of:

(a) any Contract to which that Vendor is a party by that Vendor on or prior to Business Completion; and

(b) any Miscellaneous Asset to which that Vendor is a party by that Vendor on or prior to Business Completion.

11.6 Breaches after completion

(a) OpCo Aust and OpCo NZ, respectively, indemnify the Vendors from and against all actions, suits, claims, demands, losses, obligations, Liabilities and damages arising directly or indirectly from any breach by OpCo Aust or OpCo NZ, respectively, of a Contract novated or assigned to them, after Business Completion.

(b) InvestCo indemnifies the Vendors from and against all actions, suits, claims, demands, losses, obligations, Liabilities and damages arising directly or indirectly from any breach by InvestCo of a Miscellaneous
     Asset transferred, novated or assigned to InvestCo, after Business Completion.
--------------------------------------------------------------------------------
12.  Deleted

13.  Deleted

14.  Use of Intellectual Property
--------------------------------------------------------------------------------
(a)  The Purchasers covenant with the Vendors that from the Business
     Completion Date it will not use or register any name or trade mark which includes the word "Comdisco" or any word or words in any trade mark used by either of the Vendors under any of the Trade Mark Licence Agreements, or any confusingly similar words, except to the extent permitted under paragraph (b) below.

(b) On Business Completion, the Vendors will enter into a licence agreement and will procure the entry into the licence agreement by the Licensors under the Trade Mark Licence Agreements, with OpCo Aust, OpCo NZ and InvestCo, to grant to OpCo Aust, OpCo NZ and InvestCo an irrevocable licence to use the name and any trade mark which includes the word "Comdisco" in Australia and New Zealand, for a period of one year from Business Completion, and to permit each of OpCo Aust, OpCo NZ and InvestCo to refer to itself as the Vendors' successor in relation to the Business.

(c) On Business Completion, the Vendors must ensure that the Purchasers are licensed to use all Software required to support the Tyco Services Agreement.

-------------------------------------------------------------------------------
14A. Restraint
-------------------------------------------------------------------------------
14A.1 Restraint
The Vendors undertake to each of the Purchasers that:

(a) for 2 years from Business Completion, they will not, and will procure that Related Bodies Corporate of the Vendors will not:

     (i) be engaged or involved in any capacity in any business or activity which is the same as or similar to the Business or any material part of it. This restriction applies throughout Australia and New Zealand, and in each of the regions in which the Business is carried on in Australia and New Zealand;

     (ii) solicit the custom in Australia and New Zealand of anyone who was a customer of the Business at any time within 2 years before Business Completion; or

     (iii) entice away or endeavour to entice away from the Business any Transferring Employee; or

(b) at any time after Business Completion, they will not use or disclose any of the Confidential Information, except as required by law; or

(c) for a period of two years after Business Completion, they will not use a logo, symbol, trademark or business name including, substantially identical or deceptively similar to, the name "Comdisco" or any trade mark including the name "Comdisco" in Australia or New Zealand.

14A.2 Limitations of restraint

(a) If any of the restraints in clause 14A.1 above are judged to go beyond what is reasonable in the circumstances and necessary to protect the interests of the Purchasers in the Business and the Business Assets and Miscellaneous Assets, but would be judged reasonable and necessary if any activity were deleted or a period or area were reduced, then the restraints apply with that activity deleted or period or area reduced by the minimum amount necessary to make the restraint reasonable in the circumstances.

(b) Each of the restraints in clause 14A.1 above has effect as a separate and severable prohibition or restriction and is to be enforced accordingly.

(c) Notwithstanding clause 14A.1, the Vendors or their Related Bodies Corporate may:

     (i) hold in aggregate up to 5% of the shares in any public company which is quoted on the Australian Stock Exchange or another recognised exchange, even though that company carries on any business that is similar to the Business in Australia or New Zealand.

     (ii) undertake such activities as are necessary or desirable to manage the future affairs of the Vendors after the sale reflected in this Agreement is completed under their corporate name; and

     (iii) perform their respective obligations under this Agreement under their corporate name.

(d) The Vendors acknowledge that the restraints in clause 14A.1 are reasonable in the circumstances and necessary to protect the interests of the Purchasers in the Business and the Business Assets and Miscellaneous Assets.

-------------------------------------------------------------------------------
15. Confidentiality and announcements
-------------------------------------------------------------------------------
15.1 Provisions to remain confidential

Subject to clauses 15.2 and 15.3, each party must not disclose without the prior written consent of the other parties:

(a)  the content of this Agreement; or

(b)  any Confidential Information.

15.2 Permitted disclosures

A party may disclose matters referred to in clause 15.1:

(a) to those of its employees, officers, professional or financial advisers and bankers as the party reasonably thinks necessary but only on a strictly confidential basis; or

(b) if required by law, after the form and terms of that disclosure have been notified to the other parties and the other parties have had a reasonable opportunity to comment on the form and terms.

15.3 Announcements

A party may make announcements or statements at any time in the form and on the terms previously agreed by the parties in writing.

15.4 Return of information etc in the event of termination

If this Agreement is terminated prior to Business Completion:

(a)  each of the Purchasers must return to the Vendors or destroy:

     (i)       all Confidential Information in written or deliverable form;
               and

     (ii) any other information obtained by that Purchaser in relation to the Business;

(b) each party must do everything reasonably required by the other parties to reverse any action taken under this Agreement.

15.5 Survival of obligation

This clause will survive the termination of this Agreement.

-------------------------------------------------------------------------------
16. Notices
-------------------------------------------------------------------------------
16.1 Requirements

All notices must be:

(a)  in legible writing and in English;

(b) addressed to the recipient at the address or facsimile number set out below or to such other address or facsimile number as that party may notify to the other parties:

     to the First Vendor:

     Comdisco, Inc
     Address:                6111 North River Road, Rosemont, Il 60018
                             United States of America

     Attention:              Robert E.T. Lackey
     Facsimile no:           0011 1 847 518 5478

     to the Second Vendor:

     Comdisco, Inc
     Address:                6111 North River Road, Rosemont, Il 60018
                             United States of America

     Attention:              Robert E.T. Lackey
     Facsimile no:           0011 1 847 518 5478

     to OpCo Aust:

     Address:                Level 24
                             Gateway Building
                             1 Macquarie Place
                             Sydney  NSW  2000
     Attention:              Mr Chris West
     Facsimile no:           61 2 9241 2550

     to OpCo NZ:

     Address:                Level 24
                             Gateway Building
                             1 Macquarie Place
                             Sydney  NSW  2000
     Attention:              Mr Chris West
     Facsimile no:           61 2 9241 2550

     to InvestCo:

     Address:                Level 24
                             Gateway Building
                             1 Macquarie Place
                             Sydney  NSW  2000
     Attention:              Mr Chris West
     Facsimile no:           61 2 9241 2550

(c) signed by the party or where the sender is a company by an authorised person or officer of that company or under the common seal of that company; and

(d) sent to the recipient by hand, prepaid post (airmail if to or from a place outside Australia or New Zealand or between the two countries) or facsimile.

16.2 Receipt

Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice will be deemed to be duly received:

(a)  if sent by hand when left at the address of the recipient;

(b) if sent by pre-paid post, 3 days (if posted within Australia to an address in Australia) or 10 days (if posted from one country to another) after the date of posting; or

(c) if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the whole facsimile was sent to the recipient's facsimile number;

but if a notice is served by hand, or is received by the recipient's facsimile on a day which is not a Business Day, or after 5:00 pm on a Business Day, recipient's local time the notice is deemed to be duly received by the recipient at 9.00 am on the first Business Day after that day.

-------------------------------------------------------------------------------
17. General Provisions
-------------------------------------------------------------------------------
17.1 Costs

Each party must pay its own costs in respect of this Agreement and the documents contemplated by this Agreement except that (unless and to the extent that this Agreement expressly provides to the contrary) the Purchasers must pay all stamp duty and GST payable on this Agreement, the transfer of the Business Assets and the Miscellaneous Assets and any other documents contemplated by this Agreement.

17.2 Non-merger

The warranties, other representations and covenants by the parties in this Agreement are continuing and will not merge or be extinguished on Business Completion.

17.3 Effect of termination

If this Agreement is terminated under clause 4.2 or 6.7(c)(ii):

(a) the parties are released from the obligation to continue to perform this Agreement except those obligations contained in clause 15 and any other obligations which by their nature survive termination; and

(b) each party retains the rights it has against any other party for any past breach of the Agreement; and

(c) to the extent that parts of this Agreement have been performed prior to the date of termination, the termination does not prejudice title, rights or entitlements arising out of such performance.

17.4 Indemnities

The indemnities contained in this Agreement are:

(a) continuing, separate and independent obligations of the parties from their other obligations, and survive the termination of this Agreement; and

(b) absolute and unconditional and unaffected by anything which otherwise might have the effect of prejudicing, releasing, discharging or affecting the liability of the party giving the indemnity.

17.5 Waiver and exercise of rights

(a) A waiver by a party of a provision or of a right under this Agreement is binding on the party granting the waiver only if it is given in writing and is signed by the party or an officer of the party granting the waiver.

(b) A waiver is effective only in the specific instance and for the specific purpose for which it is given.

(c) A single or partial exercise of a right by a party does not preclude another or further exercise of that right or the exercise of another right.

(d) Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

17.6 Amendment

This Agreement may be amended only by a document signed by all parties.

17.7 Counterparts

This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

17.8 Further assurances

Each party must, at its own expense, whenever requested by another party, promptly do or arrange for others to do everything reasonably necessary to give full effect to this Agreement and the transactions contemplated by this Agreement.

17.9 Assignment

A party must not transfer, assign, create an interest in or deal in any other way with any of its rights under this Agreement without the prior written consent of the other parties.

17.10 Deleted

17.11 Rights cumulative

The rights, remedies and powers of the parties under this Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by law.

17.12 Consents and Approvals

A party may give its approval or consent conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this Agreement expressly provides otherwise.

17.13 Jurisdiction

Each party irrevocably and unconditionally:

(a) submits to the non-exclusive jurisdiction of the courts of New South Wales; and

(b) waives any claim or objection based on absence of jurisdiction or inconvenient forum.

17.14 Service of process

Each party agrees that a document required to be served in proceedings about this Agreement may be served:

(a) if originating process or a subpoena to be served on a company or registered body by being sent by post to or left at its registered office, and in all other cases at its address for service of notices under clause 16; or

(b)  in any other way permitted by law,

17.15 Governing Law

This Agreement is governed by the laws of New South Wales.



Executed as an agreement.



Signed for and on behalf of                       )
Comdisco Australia Pty Limited:                   )
                                                  )
                                                  )


/s/ D. Corrigan                                          /s/ Robert E. T. Lackey
--------------------------------------------------       ---------------------------------------------------
Signature of director                                    Signature of director


D. Corrigan                                              Robert E. T. Lackey
---------------------------------------------------      ---------------------------------------------------
Name of director (please print)                          Name of director
                                                         (please print)
Signed for and on behalf of                       )
Comdisco New Zealand:                             )
                                                  )
                                                  )


/s/ D. Corrigan                                          /s/ Robert E. T. Lackey
--------------------------------------------------       ---------------------------------------------------
Signature of director                                    Signature of director


D. Corrigan                                              Robert E. T. Lackey
--------------------------------------------------       ---------------------------------------------------
Name of director (please print)                          Name of director
                                                         (please print)


SIGNED by Christopher John West as attorney     )
for NADLO PTY LIMITED under power of attorney   )
dated 8 April 2002 in the presence of:          )
                                                )
                                                )
/s/ Brian Murphy                                )
----------------------------------------------- )
Signature of witness                            )
                                                )
Brian Murphy                                    )      /s/ Christopher John West
----------------------------------------------  )      ----------------------------------------------------
Name of witness (block letters)                 )      By executing this Agreement the attorney
                                                )      states that the attorney has received no
                                                )      notice of revocation of the power of
                                                )      attorney


SIGNED by Christopher John West as attorney     )
for CODIS LIMITED under power of attorney       )
dated 8 April 2002 in the presence of:          )
                                                )
                                                )
/s/ Brian Murphy                                )
---------------------------------------------   )
Signature of witness                            )
                                                )
Brian Murphy                                    )      /s/ Christopher John West
--------------------------------------------    )      ----------------------------------------------------
Name of witness (block letters)                 )      By executing this Agreement the attorney
                                                )      states that the attorney has received no
                                                )      notice of revocation of the power of
                                                )      attorney


SIGNED by Christopher John West as attorney     )
for RELLIM PTY LIMITED under power of           )
attorney dated 8 April 2002 in the presence     )
of:                                             )
                                                )
                                                )
/s/ Brian Murphy                                )
--------------------------------------------    )
Signature of witness                            )
                                                )      /s/ Christopher John West
                                                )      --------------------------------------------------
Brian Murphy                                    )      By executing this Agreement the attorney
--------------------------------------------    )      states that the attorney has received no
Name of witness (block letters)                 )      notice of revocation of the power of
                                                )      attorney
                                                )






                                  Annexure 1

                                    Deleted

                                  Annexure 2

                                    Deleted

                                  Annexure 3



                                    Part 1

                                 First Vendor



A.   Australia


Inventory: Stock on Hand to be remarketed


Plant and Equipment:  Fixed Assets - Lvl 12, 99 Walker Street. North Sydney

Furniture and Fittings

Computers and Telecommunications equipment

Leasehold Improvements

                                    Part 2

                                 Second Vendor

                                    Assets




B. New Zealand


Inventory: Stock on Hand to be remarketed


Plant and Equipment: Fixed Assets - ASB Building, Lvl 16, 135 Albert Street Auckland New Zealand

Computers and Telecommunications equipment


                                                              Annexure 4

                                                  Business Purchase Price Allocation

---------------------------------------------------------------------------------------------------------------------------

 Jurisdiction        Goodwill         Books and Records        Contracts       Plant and        Inventory        Property
  and Vendor                                                                   Equipment                          Leases
                     (% and $)             (% and $)            (% and $)                        (% and $)        (% and $)
                                                                                (% and $)
---------------------------------------------------------------------------------------------------------------------------

New Zealand          $101,905            $1                     $1              $8,366           $52,142             $1


Second Vendor        14.13%              0%                     0%              1.16%            7.23%               0%
---------------------------------------------------------------------------------------------------------------------------

New South Wales      $149,072            $1                     $1              $173,881         $185,781            $1


First Vendor         20.67%              0%                     0%              24.11%           25.76%              0%
---------------------------------------------------------------------------------------------------------------------------

Victoria             $49,979             0                      0               0                0                   0


First vendor         6.93%

---------------------------------------------------------------------------------------------------------------------------


                                  Annexure 5

                      Real Properties and Property Leases


1. The lease of 99 Walker Street, North Sydney, NSW between the First Vendor as lessee and Yamamoto Realty Co. Ltd as lessor commencing on 1 May 1999 and expiring on 30 April 2005.

2. The lease at 135 Albert Street, Level 16 & 20, Auckland, New Zealand between First Vendor as lessee and Servcorp New Zealand Ltd as lessor commencing 11 December 2000 and expiring on a month to month basis.

                                  Annexure 6

                            Officers and employees

                                As per attached

                                  Annexure 7

                             Completion Agreements

Part A    Business Completion Agreements

(a) An assignment of the Property Lease between the First Vendor and OpCo Aust in the agreed form.

(b) An assignment of the Property Lease between the Second Vendor and OpCo NZ in the agreed form.

(c) Licence Agreements in favour of each of OpCo NZ, OpCo Aust and Allco in respect of the name "Comdisco" in terms acceptable to OpCo NZ, OpCo Aust and Allco.

(d) Novations or assignments of the Contracts to OpCo Aust or OpCo NZ (as the case may be), in terms acceptable to OpCo Aust or OpCo NZ (as the case may be).

(e) Sufficient transfers, novations or assignments in respect of all of the Vendor's right, title and interest in the Miscellaneous Assets, in favour of InvestCo.

(f) Such agreements, transfer instruments or other documents as may be necessary or appropriate to ensure that all the Vendors' right, title and interest in the Business Assets are properly vested in the relevant Purchasers.

                                  Annexure 8

                                    Deleted

                                  Annexure 9

                                    Deleted